UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Rubicon Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RUBICON TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2019

As a stockholder of Rubicon Technology, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 900 East Green Street, Bensenville, Illinois 60106, at 8:30 a.m. local time on May 30, 2019, for the following purposes:

1.	To elect Jefferson Gramm as director to serve for a three-year term;

2.	To ratify the selection of Marcum LLP our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay); and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation or adjournment thereof.

Our Board of Directors has fixed the close of business on April 10, 2019, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

We hope that you can attend the Annual Meeting. Whether you attend the Annual Meeting or not, your vote is important, and we encourage you to vote your shares promptly. We are pleased to offer multiple options for voting your shares. You may vote your shares by proxy via the Internet or by telephone, mail or written ballot at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ TIMOTHY E. BROG
TIMOTHY E. BROG
ACTING SECRETARY

Bensenville, Illinois
April 26, 2019

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be, on or about April 30, 2019.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on May 30, 2019.

This Proxy Statement and the 2018 Annual Report are available with your 16-digit control number at:

www.proxyvote.com

i

  RUBICON TECHNOLOGY, INC.

900 EAST GREEN STREET

BENSENVILLE, ILLINOIS 60106

Corporate Internet Site: www.rubicontechnology.com

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2019

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING AND VOTING

1. Why am I receiving these materials?

We are providing this meeting notice, proxy statement and proxy card (the “Proxy Materials”) in connection with the solicitation by the Board of Directors of Rubicon Technology, Inc., a Delaware corporation (“Rubicon,” the “Company,” “we,” “us,” or “our”), of proxies to be voted at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The proxies also may be voted at any continuations, adjournments or postponements of the Annual Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We are first sending the Proxy Materials to stockholders on or about April 30, 2019.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on May 30, 2019, at 8:30 a.m. local time, at 900 East Green Street, Bensenville, Illinois 60106. Stockholders who are entitled to vote and our invited guests may attend the Annual Meeting.

3. What do I need to attend the Annual Meeting?

Stockholders of Record. If you are a “stockholder of record” and plan to attend the Annual Meeting, please bring photo identification.

Beneficial Owners. If you are a “beneficial owner” and you plan to attend the Annual Meeting, you must present proof of your ownership of shares of Rubicon Common Stock as of April 10, 2019, such as a bank or brokerage account statement or a letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares, as well as photo identification. If you wish to vote at the Annual Meeting, you must also obtain a signed proxy from your bank, broker, trustee or other nominee who holds the shares on your behalf in order to cast your vote.

The answer to Question 11 describes the difference between stockholders of record and beneficial owners.

4. What proposals are being presented for stockholder vote at the Annual Meeting?

There are three proposals from Rubicon to be considered and voted on at the Annual Meeting:

1.	Proposal 1: To elect Jefferson Gramm as director to serve for a three-year term (see page 10).

2.	Proposal 2: To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (see page 12).

3.	Proposal 3: To approve, on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay) (see page 13).

5. How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares:

●	FOR the election of the Board’s nominee, Jefferson Gramm, as director for a three-year term;

●	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

●	FOR the resolution approving the compensation of our named executive officers (Say-on-Pay).

6. Are there any other matters to be acted upon at the Annual Meeting?

We do not expect any matters to be presented for action at the Annual Meeting other than the matters described in this proxy statement. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you.

7. Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of Rubicon Common Stock as of the close of business on the record date, April 10, 2019. Each share of Rubicon Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting and there is no cumulative voting. As of April 10, 2019, we had 2,727,216 shares of Rubicon Common Stock outstanding. Both Delaware law and our Second Amended and Restated Bylaws (our “bylaws”) require our Board to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

8. How many stockholders must be present to hold the Annual Meeting?

Under Delaware law and our bylaws, holders of a majority of our outstanding shares of Rubicon Common Stock as of the close of business on April 10, 2019, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. The inspector of election will determine whether a quorum is present at the Annual Meeting. As of April 10, 2019, we had 2,727,216 shares of Rubicon Common Stock outstanding. Accordingly, the presence of the holders of Rubicon Common Stock representing at least 1,363,608 shares will be required to establish a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum.

9. What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly complete, sign, date and return a proxy card or voting instruction form, your shares of Rubicon Common Stock will be voted as you specify. If you are a stockholder of record and you sign and return a proxy card, but make no specifications on such proxy card, your shares of Rubicon Common Stock will be voted in accordance with the recommendations of our Board, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of Rubicon Common Stock for you, your shares of Rubicon Common Stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.

10. How many votes are needed to approve the proposals? What is the effect of abstentions and broker non-votes on the outcome of the proposals?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

1: Election of a director	For or withhold	Affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote	N/A	No effect

2: Ratification of the selection of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

3: Approval, on a non-binding advisory basis, of executive compensation (Say-on-Pay)	For, against or abstain	Affirmative vote of a majority of the shares of Rubicon Common Stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

Our directors are elected by a plurality of the shares of Rubicon Common Stock present in person or by proxy and entitled to vote. At the Annual Meeting, one director seat is up for election. That means the director candidate receiving the highest number of “FOR” votes will be elected. Under our bylaws, all other matters require the affirmative vote of the holders of a majority of the shares of Rubicon Common Stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our Certificate of Incorporation or our bylaws. A properly executed card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be considered to have been voted on the director election.

11. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the books and records of our transfer agent, you are a “stockholder of record.” Rubicon sent the proxy materials directly to you.

If your shares are held for you in the name of your bank, broker, trustee or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” The proxy materials have been forwarded to you by your bank, broker, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares by using the voting instruction form provided by your nominee. The answer to Question 10 describes brokers’ discretionary voting authority and when your bank, broker, trustee or other nominee is permitted to vote your shares without instructions from you. The answer to Question 3 describes how beneficial owners may attend the Annual Meeting.

12. How do I vote?

Stockholders of Record. If you are a Stockholder of Record you may vote in person at the Annual Meeting or by one of the following methods:

●	By Telephone. Call the toll-free telephone number on the proxy card (1-800-690-6903) and follow the recorded instructions.

●	By Internet. Access the secure Internet website registration page noted on the proxy card and follow the instructions.

●	By Mail. Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Please refer to the specific instructions set forth on the proxy card you received.

If you are a Stockholder of Record, you may vote in person at the Annual Meeting, by accessing the secure Internet website registration page identified on the Notice of Internet Availability of Proxy Materials and following the instructions, or by mail or telephone if you request a printed copy of the Proxy Materials by calling the toll-free telephone number set forth on the Notice of Internet Availability of Proxy Materials (1-800-579-1639). Please refer to the specific instructions set forth in the Notice of Internet Availability of Proxy Materials you received.

Please note that the Internet and telephone voting facilities for Stockholders of Record will close at 11:59 p.m. Eastern Time on May 29, 2019. The individuals named as proxies on the proxy card will vote your shares in accordance with your instructions.

Beneficial Owners. If your shares of Rubicon Common Stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of Rubicon Common Stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options or by completing, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of Rubicon Common Stock. If you wish to vote in person at the Annual Meeting, you must obtain a signed proxy from your bank, broker, trustee or other nominee who holds the shares on your behalf in order to cast your vote. For a discussion of the rules regarding the voting of shares of Rubicon Common Stock held by beneficial owners, please see the question above titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

13. What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is counted by (1) sending written notice of revocation that is dated later than the date of your proxy to Timothy E. Brog, our Acting Secretary, at 900 East Green Street, Bensenville, Illinois 60106, (2) timely delivering a valid, later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting, or (3) if you are present at the Annual Meeting, either voting in person or notifying the Acting Secretary in writing at the Annual Meeting of your wish to revoke your proxy. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.

If you are a beneficial owner of shares of Rubicon Common Stock, you may submit new voting instructions by contacting your bank, broker, trustee or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to Question 12.

 14. What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) “FOR” the election of Jefferson Gramm to a three-year term; (2) “FOR” the ratification of Marcum LLP as our independent registered accounting firm for the fiscal year ending December 31, 2019; and (3) “FOR” on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay). If you are a beneficial owner see Question 15 below.

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding paragraph, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

15. Will my shares be voted if I do not provide my proxy or instruction form?

If you are a Stockholder of Record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you are a Beneficial Owner and hold shares through an account with a bank or broker, your shares may be voted on certain matters if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the advisory vote on executive compensation are not considered routine matters. When a proposal is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. We urge you to give voting instructions to your broker on “Proposal 1—Election of Directors” and “Proposal 3—
Advisory Vote on Executive Compensation.”

16. What does it mean if I receive more than one proxy card?

If you received multiple proxy cards, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. You should complete, sign, date and return your proxy card(s), as described in each proxy card you received.

17. Who will pay for the cost of this proxy solicitation and how will the Company solicit votes?

We pay all expenses incurred in connection with this solicitation of proxies to vote at the Annual Meeting. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone at no additional compensation. We will also request banks, brokers, trustees and other nominees holding shares of Rubicon Common Stock beneficially owned by others to forward these proxy materials to the beneficial owners and upon request we will reimburse such nominees for the customary costs of forwarding the proxy materials.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Our Board of Directors currently consists of four directors, who are divided into three classes with staggered three-year terms. The current term of our Class III director — Jefferson Gramm — will expire at this Annual Meeting. Following the recommendation of the Nominating and Governance Committee, the Board of Directors recommends the re-election of Mr. Gramm for a three-year term.

The individuals named as proxies on the enclosed proxy card intend to vote your shares of Rubicon Common Stock for the election of Mr. Gramm, the nominee proposed by the Board, unless otherwise directed. Mr. Gramm has consented to serving as a nominee and being named as a nominee in this proxy statement, and to serving as a director if elected at the Annual Meeting. However, if, contrary to our present expectations, Mr. Gramm is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by our Board of Directors, unless otherwise directed.

All of our directors bring to our Board of Directors a wealth of executive leadership experience derived from their service as corporate executives as well as service as directors on other boards. When evaluating director candidates, the Nominating and Governance Committee takes into account all factors it considers appropriate, which include (i) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, and financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), and (ii) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry and independence of thought. The Nominating and Governance Committee also considers geographical, cultural, experiential and other forms of diversity when evaluating director candidates. In addition, the Nominating and Governance Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. Information about Mr. Gramm and the rest of our current directors, including their business experience for the past five years, appears below.

NOMINEE FOR ELECTION

Class III Director

Following is the continuing Class III director whose current term will expire at our 2019 Annual Meeting.

Jefferson Gramm, 43, is a continuing Class III director whose current term will expire at our 2019 Annual Meeting. Mr. Gramm, in connection with a Stock Purchase Agreement dated November 16, 2017, was appointed to the Board on November 16, 2017. In the event that Mr. Gramm is unable to serve as director, resigns as a director or is removed as a director without cause prior to the 2019 Annual Meeting, Bandera Master Fund L.P., party to the before mentioned stock purchase agreement, shall have the ability to recommend a substitute person for appointment or election to the Board subject to Board approval. He currently serves as a member of our Audit, Compensation and Nominating and Governance Committees. Mr. Gramm has served as managing director, managing partner and portfolio manager of Bandera Partners, LLC, a value-oriented investment partnership, and Bandera Partners Management LLC, an affiliate general partner entity, since August 2006. Previous to Bandera Partners, Mr. Gramm was a managing director of Arklow Capital LLC, a hedge fund manager focused on distressed and value investments, from October 2004 to July 2006. Mr. Gramm serves as a director of Tandy Leather Company, a distributor of leather and related products, since 2014 and as chairman of the board since 2017. Mr. Gramm served as director of Morgan’s Foods Inc., a restaurant company, from April 2013 to May 2014, and as director of Ambassadors Group, Inc., an educational travel company, from May 2014 to October 2015. He holds an MBA from Columbia University and a BA in philosophy from the University of Chicago. Mr. Gramm’s qualifications to serve on our Board of Directors include his extensive experience in finance, especially in areas of reviewing acquisition targets and negotiating and the consummation of potential acquisitions.

Vote Required to Elect Director

Under our bylaws, our directors are elected by a plurality of the shares present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of Our Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF OUR
DIRECTOR NOMINEE, MR. GRAMM

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Class I Director

Susan M. Westphal, 54, is a continuing Class I director whose current term expires at our 2020 Annual Meeting. Ms. Westphal had served as a member of our Board of Directors since March 17, 2017. She currently serves as a member of the Audit, Compensation, and Nominating and Governance Committees. Ms. Westphal, has served as Chief Counsel at Melissa & Doug, LLC, a leading designer and manufacturer of educational toys and children’s’ products, since February 2016. Ms. Westphal is responsible for a range of legal, strategic, and organizational matters. From January 2012 to January 2016, Ms. Westphal was an attorney with Brody and Associates, LLC. Ms. Westphal was previously an attorney at law firms including Epstein, Becker, & Green, p.c, where she represented corporate clients in litigations and negotiations in commercial, real estate, and employment matters. She holds a JD from The George Washington University National Law Center and a BA from Tufts University. Ms. Westphal’s qualifications to serve on our Board of Directors include her extensive legal and negotiation experience.

Class II Directors

Timothy Brog, 55, is a continuing Class II director whose current term expires at our 2021 Annual Meeting. Mr. Brog joined us in May 2016 as a member of our Board of Directors and was appointed as our President and Chief Executive Officer effective March 17, 2017. Mr. Brog served on our Audit Committee from July 1, 2016 until March 17, 2017 and on the Compensation Committee from December 14, 2016 to March 17, 2017. From March 2015 until March 17, 2017, Mr. Brog served as the president of Locksmith Capital Management LLC, an investment advisory firm. Previously, he served as Chairman of the Board of Directors of Peerless Systems Corporation from June 2008 to February 2015, Chief Executive Officer from August 2010 to March 2015 and a director beginning in July 2007. Mr. Brog served as a Managing Director and Portfolio Manager to Locksmith Value Opportunity Fund LP from September 2007 to August 2010. He also served as Managing Director of E2 Investment Partners LLC, a special purpose vehicle to invest in Peerless, from March 2007 to July 2008. Prior to his experience at Locksmith Capital and E2 Investment Partners, Mr. Brog was President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund LP, a small cap value hedge fund, from June 2004 to September 2007. He also worked as the Managing Director of The Edward Andrews Group Inc., a boutique investment bank, from 1996 to 2007. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Brog is currently a director of Eco-Bat Technologies Limited and has previously served as Chairman of the Board and Chairman of the Audit Committee of Deer Valley Corporation from October 2014 to April 2015, and as a member of the board of directors of the Topps Company Inc., from July 2006 to October 2007. Mr. Brog received a JD from Fordham University School of Law in 1989 and a BA from Tufts University in 1986. Mr. Brog’s qualifications to serve on our Board of Directors include his operational, legal, investment banking, executive management and financial analysis experience.

Michael Mikolajczyk, 67, is a continuing Class II director whose current term expires at our 2021 Annual Meeting. Mr. Mikolajczyk has served as a member of our Board of Directors from June 2001 until May 2002 and rejoined our Board of Directors in March 2004. Mr. Mikolajczyk was elected as the chairman of our Board of Directors in December 2017. Mr. Mikolajczyk also serves as a member of our Audit, Compensation, and Nominating and Governance Committees. Since September 2003, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private equity firm. From 2001 through 2003, Mr. Mikolajczyk worked as an independent consultant providing business and financial advisory services to early stage and mid-cap companies. Mr. Mikolajczyk also served as vice chairman of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, from 2000 to 2001, president from 1998 to 2000 and chief financial officer from 1994 to 1998. Mr. Mikolajczyk served as chief financial officer of Technology Solutions Company, a business solutions provider, from 1993 to 1994. In addition, Mr. Mikolajczyk served as a director of Diamond Management & Technology Consultants, Inc. from 1994 to 2010 and served as director of Kanbay International, Inc. from 2004 to 2007. Mr. Mikolajczyk is a CPA in the State of Michigan and holds an MBA from Harvard Business School and a BS in business from Wayne State University. Mr. Mikolajczyk’s qualifications to serve on our Board of Directors include his experience as an operating executive and his years of experience providing business and financial advisory services. Mr. Mikolajczyk is a financial expert with extensive experience in corporate governance.

 PROPOSAL 2:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Marcum LLP (“Marcum”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and is submitting this matter to the stockholders for ratification at the Annual Meeting. Marcum has served as the Company’s independent registered public accounting firm since 2017. One or more representatives of Marcum will be present at the Annual Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum as our independent registered public accounting firm. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. In the event the proposal to ratify the selection of Marcum is defeated, the adverse vote will be considered as a direction to the Board to select another independent registered public accounting firm for the next fiscal year ending December 31, 2020. However, because of the expense and difficulty in changing independent registered public accounting firms after the beginning of a year, the Board intends to allow the appointment of Marcum for the fiscal year ending December 31, 2019, to stand unless the Board finds other reasons for making a change.

Audit Fees

The aggregate fees billed by Marcum for audit services of the Company’s annual financial statements and review services of the Company’s quarterly financial statements for the fiscal year 2018 were $150,000. The aggregate fees billed by Marcum for audit services of the Company’s annual financial statements and assistance with and review of SEC filings for the fiscal year 2017 were $83,000.

Audit-Related Fees

There were no audit-related fees billed by Marcum in the fiscal years 2018 and 2017.

Tax Fees

There were no such fees billed by Marcum in the fiscal years 2018 and 2017.

All Other Fees

There were no other fees billed by Marcum in the fiscal years 2018 and 2017 for any other services.

Pre-Approval Policy and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent registered public accounting firm subject to the de minimis exceptions for non-audit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. In the fiscal years 2018 and 2017, the Audit Committee pre-approved all audit and non-audit services provided to the Company by its independent registered public accounting firm.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of Rubicon Common Stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MARCUM LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

The Company is providing its stockholders an advisory vote on executive compensation as required by Section 14A of the Exchange Act and Rule 14a-21 promulgated thereunder. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to SEC rules in this proxy statement, including the compensation tables and the accompanying narrative disclosure. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or compensation of the Board of Directors.

The Company’s executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders’ long-term interests. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of improved financial performance and returns to stockholders.

At our 2018 annual meeting of stockholders, the Company’s stockholders approved a one-year frequency for the stockholder advisory vote to approve executive compensation. While the stockholder vote on the frequency of future advisory votes on executive compensation is not binding, the Board will take it into consideration when determining the frequency of future advisory votes to approve executive compensation.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to SEC rules in this proxy statement, including the compensation tables and accompanying narrative disclosure under “Executive Compensation,” is hereby APPROVED.

While this advisory vote on executive compensation is not binding on the Board of Directors, the Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of Rubicon Common Stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION APPROVING EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Our Board of Directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Messrs. Mikolajczyk, Gramm and Ms. Westphal are independent under the standards for director independence adopted by the Board of Directors and are “independent directors” as defined under the rules of the NASDAQ Stock Market. Based on the foregoing, our Board of Directors has concluded that a majority of our Board of Directors has been independent during the periods covered by this proxy statement, as required by the rules of the NASDAQ Stock Market. The standards for director independence adopted by the Board of Directors are available for review on our website www.rubicontechnology.com.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

Our Board of Directors is led by an independent Chairman, Mr. Mikolajczyk. The Board has determined that having an independent Chairman is in the best interest of the Company’s stockholders at this time and adopted a formal policy to that effect on December 14, 2016. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The independent Chairman role allows our Chief Executive Officer to focus on his management responsibilities in leading the business, setting the strategic direction of the Company and optimizing the day-to-day performance and operations of the Company. At the same time, the independent Chairman can focus on Board leadership, providing guidance to the Chief Executive Officer and the Company’s overall business strategy. The Board believes that the separation of functions between the Chief Executive Officer and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the Chief Executive Officer and creates transparency into the relationship among executive management, the Board of Directors and the stockholders. The independent Chairman regularly presides at executive sessions of the independent directors, without the presence of management.

BOARD OF DIRECTORS OVERSIGHT OF RISK

Our executive management team is responsible for our day-to-day risk management activities. The Board of Directors oversees these risk management activities, delegating its authority in this regard to the standing committees of the Board of Directors. The Audit Committee is responsible for discussing with executive management policies with respect to financial risk and enterprise risk management. The Audit Committee also oversees the Company’s corporate compliance programs. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Governance Committee reviews the Company’s corporate governance principles and their implementation. Each committee regularly reports to the Board of Directors. In addition to each committee’s risk management oversight, the Board of Directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

The Board of Directors believes that each committee’s risk oversight function, together with the efforts of the full Board of Directors and the Chief Executive Officer in this regard, enables the Board of Directors to effectively oversee the Company’s risk management activities.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Described below are the membership and principal responsibilities of each of the standing committees of the Board of Directors, as well as the number of meetings held during 2018. Each of these committees is composed entirely of non-employee directors who have been determined by our Board of Directors to be independent under the current requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. Each committee operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. All committee charters are available for review on our website, www.rubicontechnology.com. The information contained on our website is not a part of this proxy statement and shall not be deemed incorporated by reference into this proxy statement or any other public filing made by us with the SEC.

The Board of Directors held seven meetings during 2018. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served during 2018. Our non-employee directors meet regularly without our Chief Executive Officer present.

Audit Committee

From January 1, 2018, until December 31, 2018, our Audit Committee was comprised of Michael E. Mikolajczyk, Susan M. Westphal and Jefferson Gramm.

Mr. Mikolajczyk is the chairman of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee, during the period served on the committee, met or meets the requirements for financial sophistication and independence for Audit Committee membership under the current requirements of the NASDAQ Stock Market and SEC rules and regulations. Our Board of Directors has also determined that Mr. Mikolajczyk is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee’s responsibilities include, but are not limited to:

●	selecting and hiring our independent registered public accounting firm, and approving the audit and permitted non-audit services to be performed by our independent registered public accounting firm;

●	evaluating the qualifications, experience, performance and independence of our independent registered public accounting firm;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the adequacy, effectiveness and integrity of our internal control policies and procedures;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

●	preparing the Audit Committee report required by the SEC in our annual proxy statement; and

●	overseeing management with respect to enterprise and financial risk management.

Our Audit Committee held five meetings during 2018.

Compensation Committee

From January 1, 2018, until December 31, 2018, our Compensation Committee was comprised of Jefferson Gramm, Michael E. Mikolajczyk and Susan M. Westphal.

Mr. Gramm is the chairman of our Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

●	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries and annual bonuses;

●	evaluating and recommending to the Board of Directors incentive compensation plans;

●	overseeing an evaluation of the performance of our executive officers;

●	administering, reviewing and making recommendations with respect to our equity compensation plans; and

●	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants or other advisors to assist it with these duties.

Our Compensation Committee held one meeting during 2018.

Nominating and Governance Committee

From January 1, 2018, until December 31, 2018, our Nominating and Governance Committee was comprised of Susan M. Westphal, Jefferson Gramm and Michael E. Mikolajczyk.

Ms. Westphal is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include, but are not limited to:

●	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

●	assisting our Board of Directors in identifying prospective director nominees and recommending to the Board of Directors nominees for each annual meeting of stockholders;

●	recommending members for each committee to our Board of Directors;

●	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors; and

●	overseeing the evaluation of the Board of Directors.

Our Nominating and Governance Committee held one meeting during 2018.

CODE OF ETHICS

We have adopted a Business Code of Conduct that applies to all of our employees, officers and directors. A copy of the Business Code of Conduct is available on our website at www.rubicontechnology.com, and any waiver from or amendment to the Business Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be timely disclosed on the Company’s website as set forth above rather than by filing a Form 8-K. The information found on our website is not part of this proxy statement or any report filed with or furnished to the SEC.

POLICIES AND PROCEDURES GOVERNING DIRECTOR NOMINATIONS

The Nominating and Governance Committee considers candidates for nomination to the Board of Directors from a number of sources, including recommendations by current members of the Board of Directors and members of management. Current members of the Board of Directors are considered for re-election unless they have notified us that they do not wish to stand for re-election. The Nominating and Governance Committee will also consider director candidates recommended by our stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholders may nominate director candidates pursuant to our bylaws. Stockholders desiring to submit recommendations for director candidates must follow the following procedures:

●	The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended candidate to be considered for nomination for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the anniversary date of our most recent annual meeting of stockholders, unless the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, in which case notice must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting. If the number of directors to be elected to the Board is increased and the Company does not make public announcement naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination notice will also be considered timely with respect to nominees for any newly created positions if such notice is delivered to the Secretary not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

●	A stockholder making the recommendation must be a stockholder of record at the time of giving of notice, be entitled to vote at the meeting and comply with the notice procedures set forth in the bylaws. Furthermore, this recommendation must be in writing and must include the following initial information: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in proxy solicitations for election of directors in an election contest, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 promulgated under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such stockholder and beneficial owner, and the class and number of shares of the Company that are owned beneficially and of record by such stockholder and beneficial owner. The Nominating and Governance Committee may subsequently request additional information regarding the candidate.

●	Recommendations must be sent by U.S. Mail, courier or expedited delivery service to Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

In evaluating nominees for director, the Nominating and Governance Committee is guided by, among other things, the objective that the Board of Directors be composed of qualified, dedicated and highly regarded individuals who have experience relevant to our operations and who understand the complexities of our business environment. See “Proposal 1: Election of Director” on page 10 for a discussion of the evaluation of director candidates. The Nominating and Governance Committee may also consider other factors such as whether the candidate is independent under the standards adopted by the Board of Directors and within the meaning of the listing standards of the NASDAQ Stock Market, and whether the candidate meets any additional requirements for service on the Audit Committee. The Nominating and Governance Committee does not intend to evaluate candidates recommended by stockholders any differently than other candidates.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties, including stockholders, may communicate by mail with all or selected members of the Board of Directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title (for example, “Chairman of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent c/o Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106. The Acting Secretary will, in consultation with the appropriate members of the Board, as necessary, generally screen out communications from stockholders to identify communications that are (i) commercial, charitable or other solicitations for products, services and funds, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and the Company.

ATTENDANCE AT ANNUAL MEETING

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. All directors attended the 2018 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Rubicon’s financial reporting process.

Rubicon’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, and systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Rubicon’s independent registered public accounting firm, Marcum LLP, is responsible for performing an independent audit of the financial statements and issuing its report thereon.

The Audit Committee conducted its oversight activities in accordance with the duties and responsibilities outlined in the Audit Committee charter. These activities included, but were not limited to, the following during the fiscal year ended December 31, 2018:

●	Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, the quarterly financial statements, and press releases for the year ended December 31, 2018. Management has the primary responsibility for such financial statements and press releases.

●	Reviewed with management management’s annual report on internal controls over financial reporting.

●	Discussed with the independent registered public accounting firm the matters requiring discussion by the statement on Auditing Standards No. 16, as amended (“Communication with Audit Committees”), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

●	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

In reliance on the committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s annual report on internal controls over financial reporting be included in Rubicon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Michael E. Mikolajczyk, Chairman

Susan M. Westphal

Jefferson Gramm

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

In 2018, all non-employee directors received an annual fee of $20,000 cash, payable quarterly. From January 1, 2018, to the 2018 Annual Meeting of Stockholders, the directors earned $5,000 in restricted stock. Thereafter, at every Annual Meeting, beginning in 2018, non-employee directors will receive $10,000 in restricted stock units (“RSUs”) which vest on the day immediately preceding the next following Annual Meeting of Stockholders. The Chairman of the Board and Chairman of the Audit Committee each receive an annual cash retainer of $5,000, payable quarterly.

 We also have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings or conducting Company business.

The following table sets forth information regarding the aggregate compensation we paid to the non-employee members of our Board of Directors for 2018.

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)		Total ($)
Michael E. Mikolajczyk	30,000	5,000	(2)	35,000
Susan M. Westphal	20,000	5,000	(3)	25,000
Jefferson Gramm	20,000	5,000	(4)	25,000

(1)	Amounts reflect the aggregate grant date fair value of the restricted stock awards granted in 2018 in accordance with FASB ASC Topic 718, as discussed in Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	On January 1, 2018, we granted Mr. Mikolajczyk 626 shares of restricted stock.

(3)	On January 1, 2018, we granted Ms. Westphal 626 shares of restricted stock.

(4)	On January 1, 2018, we granted Mr. Gramm 626 shares of restricted stock.

EXECUTIVE COMPENSATION

CURRENT EXECUTIVE OFFICERS

Timothy E. Brog, age 55, was appointed as our President and Chief Executive Officer effective March 17, 2017. Mr. Brog has also been a member of our Board of Directors since May 2016. His biographical information is provided under “Proposal 1: Election of Directors” on page 8 above.

Inga A. Slavutsky, age 41, served as our Chief Financial Officer, Treasurer and Secretary from June 2018 to April 24, 2019. On March 17, 2019, Ms. Slavutsky gave notice of her intention to resign effective April 24, 2019.

SUMMARY COMPENSATION TABLE

The table below sets forth, the compensation earned by Timothy E. Brog, the President and Chief Executive Officer, William F. Weissman, our former President and Chief Executive Officer, Inga A. Slavutsky, the Chief Financial Officer, and Mardel A. Graffy, our former Chief Financial Officer, during fiscal 2017 and fiscal 2018. Such persons are referred to in this proxy statement as our “named executive officers.” Mr. Weissman’s employment with us ended effective as of March 17, 2017 and Ms. Graffy’s employment with us ended effective as of June 1, 2018. Per terms of Mr. Weissman’s employment agreement severance payments continued through fiscal 2017 and part of 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		All Other Compensation(5) ($)	Total ($)
Timothy E. Brog	2018	350,000	—		209,169	(1)		559,169
President & Chief Executive Officer	2017	242,446	55,000	(2)	322,623	(3)	—	620,069

William F. Weissman(4)	2018	—	—		—		68,120	68,120
Former President & Chief Executive Officer	2017	68,120	—		—		246,629	314,749

Inga A. Slavutsky(6)	2018	112,050	3,700	(7)	3,250	(8)	—	119,000
Chief Financial Officer

Mardel A. Graffy(9)	2018	91,775	3,750	(10)	3,086	(11)	—	98,611
Former Chief Financial Officer	2017	200,000	—		—		—	200,000

(1)	On January 1, 2018, we granted Mr. Brog 30,902 RSUs. The equity grant is subject to price-based vesting and was not an outright stock grant. Amount represents the full aggregate grant date fair value of this grant, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards and RSU awards in 2018, please see Note 8 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Amount represents a $25,000 cash bonus paid to Mr. Brog in connection with his appointment as Chief Executive Officer and President in March 2017, and a $30,000 discretionary bonus paid to Mr. Brog.

(3)	On March 17, 2017, we granted Mr. Brog 59,098 RSUs. The equity grant is subject to price-based vesting and was not an outright stock grant. Amount represents the full aggregate grant date fair value of the RSUs granted in 2017, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards and RSU awards in 2017, please see Note 7 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)	Mr. Weissman served as our President Chief Executive Officer from December 2014 to March 16, 2017. The table includes his compensation for the years ended December 31, 2018 and 2017.

(5)	Reflects severance and continuation of benefits paid in 2018 and 2017 in accordance with Mr. Weissman’s employment agreement for termination without cause on March 16, 2017.

(6)	Ms. Slavutsky was our Chief Financial Officer from June 2018 to April 24, 2019. The table includes her compensation for the year ended December 31, 2018.

(7)	Amount represents a $3,700 cash bonus paid to Ms. Slavutsky in 2018.

(8)	In 2018, we granted Ms. Slavutsky 438 shares of Rubicon Common Stock.

(9)	Ms. Graffy was our Chief Financial Officer from December 2014 to June 2018. The table includes her compensation for the years ended December 31, 2018 and 2017.

(10)	Amount represents a $3,750 cash bonus paid to Ms. Graffy.

(11)	In 2018, we granted Ms. Graffy 444 shares of Rubicon Common Stock.

Discussion of Summary Compensation Table

Our executive compensation policies and practices for fiscal 2018 and 2017, pursuant to which the compensation set forth in the “Summary Compensation Table” table was paid or awarded, are described below.

Base salary

Pursuant to the terms of their employment agreements, the annual base salaries for 2018 and 2017 for Mr. Brog, Mr. Weissman, Ms. Slavutsky and Ms. Graffy were $306,000, $300,000, $130,000 and $200,000, respectively. We formally evaluate executive performance on an annual basis, and these evaluations are one of the factors considered in making adjustments to base salaries. Mr. Brog’s salary was increased from $300,000 in 2017 to $350,000 in 2018. The base salaries for our other named executive officers were not increased in 2018.

Discretionary incentive bonuses

The primary objectives of our incentive bonus plan are to provide an incentive for superior work, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals. These targets are typically set in the first three months of the year. The targets under our incentive bonus plan are mutually agreed upon by the independent directors and each of the executives.

In 2018, the Compensation Committee approved a bonus plan for some of our employees in key areas of operations. Accordingly, Ms. Graffy received a cash bonus of $3,750 and Ms. Slavutsky received a bonus of $3,700.

The Compensation Committee granted Mr. Brog a discretionary cash bonus of $30,000 in recognition of Mr. Brog’s efforts to cause the Company’s improved financial, operational and strategic performance, in the last three quarters of the calendar year 2017. Mr. Brog also received a cash bonus of $25,000 in connection with his appointment as Chief Executive Officer and President. There were no other cash incentive bonuses paid or bonus plans in place for 2017.

Objective incentive compensation

In 2008, our Board of Directors adopted a policy generally to grant equity awards to executives once per year to the extent equity awards are to be granted during such year (except in the case of newly hired executives, as described below). With respect to newly hired executives, our practice is typically to make equity grants at the first meeting of the Board of Directors following such executive’s hire date. We do not have any program, plan or practice to time equity awards in coordination with the release of material non-public information.

On March 15, 2017, the Company entered into an employment agreement (as amended and restated on May 12, 2017) with Mr. Brog. Pursuant to the terms of his employment agreement, in the twelve months ended December 31, 2018 and 2017, Mr. Brog was granted restricted stock units (“RSUs”) valued at $531,792. The vesting condition metrics of the RSUs were determined by the Compensation Committee.

The RSUs vest in the amounts set forth below on the first date the 15-trading day average closing price of Rubicon Common Stock equals or exceeds the corresponding target price for Rubicon Common Stock before March 15, 2021.

The following table summarizes the award vesting terms for the RSUs granted in 2018:

Number of RSUs	Target price
902	$11.00
15,000	$12.50
15,000	$14.00

The following table summarizes the award vesting terms for the RSUs granted in 2017:

Number of RSUs	Target price
15,000	$6.50
15,000	$8.00
15,000	$9.50
14,098	$11.00

During the twelve months ended December 31, 2017, the first three tranches of the grant vested. No additional tranches vested during the twelve months ended December 31, 2018.

The 2017 RSU grants were made pursuant to our 2016 Plan, which was adopted by our Board of Directors and our stockholders on June 24, 2016. The 2016 Plan permits the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and bonus shares.

Pursuant to Mr. Brog’s employment agreement, he is eligible for a bonus based upon certain objectives set forth by the Compensation Committee and agreed to by him. For work performed in 2018 and to be paid in 2019, Mr. Brog was eligible to earn up to 49,000 shares (the “Objective Bonus Shares”) of Rubicon Common Stock if certain goals were achieved.

Mr. Brog’s goals in order to earn the Objective Bonus Shares was based upon the (a) liquidation of certain of Rubicon’s assets, (b) generation and preservation of Rubicon’s net short-term investments, cash and cash equivalents and restricted cash and (c) reduction of current liabilities, each of which were on the Company’s Balance Sheet as of December 31, 2018. As of December 31, 2017, Rubicon’s net short-term investments, cash and cash equivalents and restricted cash were as follows:

Cash and cash equivalents:	$11,544,190
Restricted Cash:	$180,655
Short-term investments:	$6,450,833
Total:	$18,175,678

The term “2017 Total Cash” was defined as cash and cash equivalents, restricted cash and short-term investments. The total current liabilities as of December 31, 2017 were $1,715,000 (“2017 TCL”). The difference between the 2017 Total Cash ($18,175,678) and the 2017 TCL ($1,714,851) as of December 31, 2017 was $16,460,827. The closing price of Rubicon Common Stock the day prior to the agreement of these bonus objectives was $7.16 per share.

If the difference between the 2018 Total Cash and the 2018 TCL as of December 31, 2018 (“2018 YE Cash”) is equal to or greater than $26,000,000 then Mr. Brog shall earn all of the Objective Bonus Shares. If the 2018 YE Cash is equal to or less than $23,000,000 then Brog shall earn none of the Objective Bonus Shares. If the 2018 YE Cash is less than $26,000,000 and greater than $23,000,000 then Brog shall earn a pro rata percentage of the Objective Bonus Shares.

The 2018 YE Cash would be adjusted for any unusual items that occur in 2018. In 2018, the purchase by the Company of its building located at 900 East Green Street, Bensenville, Illinois and the amount of cash used in the Company’s Stock Repurchase Plan were deemed to be unusual items.

As of the date hereof, the Objective Bonus Shares have not been granted. Prior to such grant, Mr. Brog has no rights, interest or title in the Objective Bonus Shares and such shares shall not be deemed issued or granted in 2018. If setting or entering into the bonus objectives described above violates any provision of the 2016 Rubicon Stock Incentive Plan, then the payment of this objective bonus shall be deemed null and void and Mr. Brog and the Compensation Committee shall negotiate in good faith a new bonus that will be approximately equal to the value of the earned Objective Bonus Shares.

Severance and change in control arrangements

Payments upon termination are described below under “Potential Payments Upon Termination of Employment or Change in Control”.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table sets forth the outstanding equity awards for our named executive officers as of December 31, 2018. William Weissman served as our President and Chief Executive Officer until March 17, 2017. Mardel Graffy served as our Chief Financial Officer until June 1, 2018. Inga Slavutsky served as our Chief Financial Officer until April 24, 2019.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Timothy Brog	—		—		—		14,098	(1)	111,374
	—		—		—		30,902	(3)	244,126

William Weissman	27,777	(4)	—		10.00	March 17, 2019(4)

Inga A. Slavutsky	3,750	(5)	1,876	(5)	6.10	September 27, 2026

(1)	The award of 14,098 RSUs vests in the amounts set forth below on the first date the 15-trading day average closing price of Rubicon Common Stock equals or exceeds the corresponding target price of $11.00 for Rubicon Common Stock before March 15, 2021, provided that Mr. Brog remains employed with us through the applicable vesting dates. This award did not vest in 2018.

(2)	The market value of unvested stock awards is calculated by multiplying the number of unvested RSUs by $7.90, the closing price of Rubicon Common Stock on The NASDAQ Stock Market on December 31, 2018.

(3)	The award of 30,902 RSUs vest in the amounts set forth below on the first date the 15-trading day average closing price of Rubicon Common Stock equals or exceeds the corresponding target price for Rubicon Common Stock before March 15, 2021: 902 - $11.00, 15,000 - $12.50 and 15,000 - $14.00, provided that Mr. Brog remains employed with us through the applicable vesting dates. No tranches vested in 2018.

(4)	In connection with the termination of Mr. Weissman’s employment effective March 17, 2017, all of his unvested options became vested on March 24, 2017, and the exercise date of his options granted on December 1, 2015, was extended to March 17, 2019. The exercise period for these options would have otherwise expired on June 17, 2017, as a result of Mr. Weissman’s termination.

(5)	The stock options vest in equal annual installments over a period of four years with the first vesting date on September 28, 2017, provided that Ms. Slavutsky remains employed with us through the applicable vesting dates.

TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Mr. Brog’s Severance Terms. Pursuant to the terms of his employment agreement, if Mr. Brog’s employment is terminated by us without “cause” or if he resigns for “good reason,” he will receive a continuation of his annual base salary for twelve months thereafter and all of his outstanding RSU awards will become vested, provided that Mr. Brog delivers a release of claims to the Company. In addition, he is entitled to receive any unused vacation pay, any bonus earned prior to the termination date that remained unpaid, and continuation of his medical and welfare benefits for a period of twelve months thereafter. If within two years after a “change in control,” as defined in the 2016 Plan and summarized below, we terminate Mr. Brog without cause or he resigns for good reason, he will be entitled to a lump sum payment equal to 100% of his annual base salary in lieu of the salary continuation described above.

For purposes of Mr. Brog’s agreement (i) “cause” generally is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days; and (ii) “good reason” generally is defined as a material reduction in base salary or benefits; substantial diminution in Mr. Brog’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Mr. Brog; or Mr. Brog is required by the Board to work in the Company’s office located in any place other than in the New York metropolitan area for more than 12 days in any one month in order to maintain employment with the Company.

Mr. Weissman’s Severance Terms. Effective March 17, 2017, Mr. Weissman’s employment with us ended and the Company and Mr. Weissman entered into the Separation Agreement, under which Mr. Weissman will receive $300,000, payable over a period of twelve (12) months, and health and welfare benefits for a period of twelve (12) months. All of Mr. Weissman’s unvested options became vested on March 24, 2017. All of Mr. Weissman’s options remained exercisable until June 17, 2017, other than 27,777 options granted to Mr. Weissman on December 1, 2015 which will expire on March 17, 2019. Pursuant to the Separation Agreement, Mr. Weissman provided the Company with a general release of claims against the Company. The value of Mr. Weissman’s severance benefits is reported in the Summary Compensation Table above.

Ms. Graffy’s Employment Termination. Effective June 1, 2018, Ms. Graffy’s employment with us ended due to her voluntary resignation. Pursuant to the 2016 Stock Incentive Plan (“2016 Plan”) and 2007 Stock Incentive Plan (“2007 Plan”), Ms. Graffy’s unvested stock option awards expired immediately upon her resignation and her vested stock option awards expired three months after her resignation. Ms. Graffy did not receive a continuation of her salary or any other benefits associated with her employment agreement, for which she was entitled in the event her employment was terminated by us without “cause” or if she resigned for “good reason.”

Ms. Slavutsky’s Employment Termination. Effective April 24, 2019, Ms. Slavutsky’s employment with us ended due to her voluntary resignation. Pursuant to the 2016 Stock Incentive Plan (“2016 Plan”) and 2007 Stock Incentive Plan (“2007 Plan”), Ms. Slavutsky’s unvested stock option awards expired immediately upon her resignation and her vested stock option awards will expire three months after her resignation. Ms. Slavutsky did not receive a continuation of her salary or any other benefits associated with her employment agreement, for which she was entitled in the event her employment was terminated by us without “cause” or if she resigned for “good reason.”

Restrictive Covenants.   Each executive’s employment agreement contained or contains customary non-competition and non-solicitation covenants. These restrictions survive for a period of 12 months after the executive’s resignation or termination, and in the event of a breach of his or her employment agreement, the period is automatically extended by the period of the breach.

Equity Compensation Awards.   The equity compensation awards granted under the 2016 Plan or 2007 Plan may become vested upon a change in control. The 2016 and 2007 Plans provide that in the event of “change in control,” as defined in the 2016 and 2007 Plans, each outstanding award will be treated as the Compensation Committee determines, including that the successor corporation or its parent or subsidiary may be required to assume or substitute an equivalent award for each outstanding award. The Compensation Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the award recipient will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and all performance goals or other vesting requirements for performance awards will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. If an option or stock appreciation right is not assumed or substituted, the Compensation Committee will provide notice to the award recipient that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Compensation Committee in its discretion, and the option or stock appreciation right will terminate upon the expiration of such period. Notwithstanding the Compensation Committee’s general discretionary authority described above, the individual award agreements may provide for the vesting of such awards upon the occurrence of a change in control. Under the 2016 and 2007 Plans, a “change in control” is deemed to occur when (i) a person becomes the beneficial owner (directly or indirectly) of at least 50% of the voting power represented by the Company’s outstanding voting securities, (ii) the Company sells or disposes of all or substantially all of its assets, (iii) the composition of the Board of Directors changes within a two-year period resulting in fewer than a majority of the directors being “incumbent directors” (as defined in the 2016 and 2007 Plans), or (iv) a merger or consolidation of the Company is consummated with any other corporation resulting in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

LIMITATION ON LIABILITY AND INDEMNITY

Our Certificate of Incorporation contains provisions that limit or eliminate the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements and intend to continue to enter into agreements to indemnify our executive officers and directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding for which indemnification is available. We believe these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise noted, the following table sets forth, as of April 10, 2019, the beneficial ownership of Rubicon Common Stock by:

●	each person that was a beneficial owner of 5% of more of our outstanding shares of common stock;

●	each of our named executive officers;

●	each of our directors, including the director nominees; and

●	all of our named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Rubicon Common Stock subject to RSUs, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 10, 2019 are deemed outstanding for such person, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all of the shares reflected in the table are shares of Rubicon Common Stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 2,727,216 shares of Rubicon Common Stock outstanding as of April 10, 2019. Unless otherwise indicated in the footnotes below, the address for each beneficial owner is c/o Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

	Shares beneficially owned
Name of beneficial owner	Number	Percent
5% stockholders:
Bandera Master Fund L.P.(1) (7)	258,256	9.5%
Aldebaran Capital, LLC(2)	160,373	5.9%
Ariel Investments, LLC(3)	144,635	5.3%
Sententia Capital Management LLC(4)	143,120	5.2%

Named Executive Officers and Directors:
Timothy Brog(5)	37,000	1.4%
Inga A. Slavutsky(6)	2,152	*
Jefferson Gramm(7)	260,877	9.6%
Michael E. Mikolajczyk(8)	72,978	2.7%
Susan M. Westphal(9)	5,429	*

All executive officers and directors as a group (5 persons)(10)	378,436	13.9%

*	Represents less than 1% of the outstanding shares of Rubicon Common Stock.

(1)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D (the “Bandera 13D”), filed on November 11, 2017, with the SEC by Bandera Master Fund L.P. (“Bandera”), together with Bandera Partners LLC, Gregory Bylinsky and Jefferson Gramm, Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners (“Reporting Persons”) with respect to ownership of shares of Rubicon Common Stock. The Bandera 13D reflects that each of Bandera Master Fund L.P. and Bandera Partners has sole dispositive and voting power with respect to 258,256 of the reported shares. Bandera reports on the Bandera 13D that each of Messrs. Bylinsky and Gramm as Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners may be deemed to have shared power to vote or dispose of the shares owned by Bandera. Bandera reports on the Bandera 13D that no person other than the Reporting Persons have the right to receive or the power to direct the receipts of dividends from, or the proceeds from the sale of, Rubicon Common Stock. Mr. Gramm is a director of the Company. The principal business address of Bandera is 50 Broad Street, Suite 1820, New York, New York 10004.

(2)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D (the “Aldebaran 13D”), filed on June 30 2017, with the SEC by Aldebaran Capital LLC (“Aldebaran”), together with Kenneth R. Skarbeck (“Reporting Persons”) with respect to ownership of shares of Rubicon Common Stock. The Aldebaran 13D reports that included in the 160,373 shares held by Aldebaran are 3,770 shares beneficially held in family accounts related to Kenneth R. Skarbeck. The Aldebaran 13D reflects that the Reporting Persons have shared dispositive and voting power with respect to 160,373 of the reported shares. Aldebaran reports on the Aldebaran 13D that no person other than the Reporting Persons have the right to receive or the power to direct the receipts of dividends from, or the proceeds from the sale of, Rubicon Common Stock and that none of Aldebaran’s clients have an economic interest in more than 5% of the Company’s outstanding shares. The principal business address of Aldebaran is 10293 N. Meridian Street, Suite 100, Indianapolis, Indiana 46290.

(3)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A (the “Ariel 13G”), filed on February 14, 2019, with the SEC by Ariel Investments, LLC (“Ariel”) with respect to ownership of shares of Rubicon Common Stock. The Ariel 13G reflects that Ariel has sole voting power with respect to 101,932 shares, and sole dispositive power with respect to 144,635 shares of our outstanding Rubicon Common Stock. Ariel reports on the Ariel 13G that its adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all of the reported shares, but that none of Ariel’s clients have an economic interest in more than 5% of the Company’s outstanding shares. The principal business address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(4)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D (the “Sententia 13D”), filed on December 5, 2017, with the SEC by Sententia Capital Management LLC (“Sententia”), together with Sententia Group, LP, Sententia CI-I, LP and Michael R. Zapata (“Reporting Persons”) with respect to ownership of shares of Rubicon Common Stock. The Senentia 13D reflects that each of the Reporting Persons have dispositive and voting power with respect to 143,120 of the reported shares. Sententia reports on the Sententia 13D that no person other than the Reporting Persons have the right to receive or the power to direct the receipts of dividends from, or the proceeds from the sale of, Rubicon Common Stock but that none of Sententia’s clients have an economic interest of more than 5% of the Company’s outstanding shares. The principal business address of Sententia is 745 Fifth Avenue, 14th Floor, New York, New York 10151.

(5)	Includes 34,549 shares of Rubicon Common Stock and 2,451 shares of restricted Rubicon Common Stock. Excludes 45,000 restricted stock units granted to Mr. Brog. One third of such RSUs will vest if prior to May 12, 2021, the 15-trading day average closing price of Rubicon Common Stock is greater than or equal to the target prices of $11.00, $12.50 and $14.00, respectively.

(6)	Includes 276 shares of Rubicon Common Stock. Also includes options granted to purchase 1,876 shares of Rubicon Common Stock, which are exercisable within 60 days of April 10, 2019.

(7)	Includes 1,230 shares of Rubicon Common Stock, owned by Mr. Gramm, and 258,256 shares of Rubicon Common Stock beneficially owned by Bandera Master Fund LLP. See footnote (1) above for a description of the relationship between Mr. Gramm and Bandera Master Fund LLP. Mr. Gramm disclaims beneficial ownership of the shares beneficially owned by Bandera Master Fund LLP. Also includes 1,391 RSUs that will vest on the date of the 2019 stockholder meeting of May 30, 2019.

(8)	Includes 71,275 shares of Rubicon Common Stock and options to purchase 312 shares of Rubicon Common Stock, which are exercisable within 60 days of April 10, 2019. Also includes 1,391 RSUs that will vest on the date of the 2019 stockholder meeting of May 30, 2019.

(9)	Includes 4,038 shares of Rubicon Common Stock. Also includes 1,391 RSUs that will vest on the date of the 2019 stockholder meeting of May 30, 2019.

(10)	Includes 369,624 shares of Rubicon Common Stock, 2,451 shares of restricted Rubicon Common Stock, 4,173 RSUs and options to purchase 2,188 shares of Rubicon Common Stock, which are exercisable within 60 days of April 10, 2019, beneficially owned by our executive officers and directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of Rubicon Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Rubicon Common Stock and to provide us copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required to be filed, we believe that all such filings applicable to our officers, directors and beneficial owners of greater than 10% of Rubicon Common Stock were made timely during the fiscal year ended December 31, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

We recognize that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Ethics which is administered by our Audit Committee. All employees and members of our Board of Directors agree to be bound by the Code of Ethics. As a supplement to the Code of Ethics, the Audit Committee adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which we are a party and in which a “related person” has a material interest. Related persons include our directors, director nominees, executive officers, beneficial owners of 5% or more of any class of our voting securities and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or beneficial owner of less than 10% of the equity interests in that other company and (ii) certain compensation arrangements that have either been disclosed in our public filings with the SEC or approved by our Compensation Committee.

We collect information about potential related party transactions in our annual questionnaires completed by directors, executive officers and certain beneficial owners of 5% or more of any class of our voting securities. Potential related party transactions are first reviewed and assessed by our Secretary to consider the materiality of the transactions and then reported to the Audit Committee. If a related party transaction is identified during the year, it is reported promptly to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, our best interests and those of our stockholders and is in compliance with the Code of Ethics.

We did not have any such related party transactions, in excess of the lesser of $120,000 or 1% of the average of our total assets at year-end for the past two fiscal years.

ADDITIONAL INFORMATION

2020 STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT

Any proposal that a stockholder intends to present for action at the 2020 Annual Meeting must be received by the Company no later than December 26, 2019, in order for the proposal to be included in the proxy statement and form of proxy for the 2020 Annual Meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Such proposals should be sent to Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

OTHER STOCKHOLDER PROPOSALS AND NOMINATIONS

Our bylaws prescribe the procedures that a stockholder must follow to nominate persons for election to the Board of Directors at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in our proxy statement for such meeting). Any nomination or proposed business that is not made in accordance with these procedures will be disregarded. The following summary of these procedures is qualified by reference to our bylaws, a copy of which may be obtained, without charge, from Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

A stockholder who intends to nominate a director for election or bring other business before the 2020 Annual Meeting must deliver timely written notice thereof to Timothy E. Brog, our Acting Secretary, at the address shown above and must be a stockholder of record at the time notice is delivered and entitled to vote at the 2020 Annual Meeting. To be timely, the notice must be delivered to the Secretary not later than the close of business on March 31, 2020 and not earlier than the close of business on March 1, 2020 unless the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after May 30, 2020, in which case notice must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting date and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting.

Any such notice must contain the information specified in the bylaws regarding the stockholder giving the notice and, as applicable, each person whom the stockholder wishes to nominate for election as a director and the other business proposed to be brought before the 2019 Annual Meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2020 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals not received by the Company within a reasonable time before the mailing of the proxy statement for the 2020 Annual Meeting.

“HOUSEHOLDING” OF PROXY MATERIALS

We have delivered only one full copy of the proxy materials, to multiple stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or, if applicable, the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. Beneficial owners should contact their bank, broker, trustee or other nominee and stockholders of record should submit their requests to: Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106, Telephone: (847) 295-7000. If you are a stockholder residing at a shared address and would like to request an additional copy of the notice or, if applicable, the proxy materials, with respect to future mailings, or to request to receive only one copy of the notice or proxy materials if you are currently receiving multiple copies, please send your request to the Secretary at the address provided above.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO TIMOTHY E. BROG, ACTING SECRETARY, RUBICON TECHNOLOGY, INC., 900 EAST GREEN STREET, BENSENVILLE, ILLINOIS 60106.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ TIMOTHY E. BROG
TIMOTHY E. BROG
ACTING SECRETARY

Bensenville, Illinois
April 26, 2019

RUBICON TECHNOLOGY INC 900 EAST GREEN STREET UNIT A BENSENVILLE, IL 60106

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/29/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/29/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	To elect as director to serve for a three-year term;	☐	☐	☐

Nominee

01	Jefferson Gramm

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the selection of Marcum LLP our independent registered public accounting firm for the fiscal year ending December 31, 2019; and	☐	☐	☐
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

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RUBICON TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Timothy E. Brog and Susan Westphal, or either of them, as proxies, with full power of substitution, to vote the undersigned’s shares of common stock of Rubicon Technology, Inc. at the annual meeting of stockholders to be held at 900 East Green Street Bensenville Illinois 60106, on May 30, 2019, at 8:30 a.m. local time, and at any adjournment, postponement or rescheduling thereof, on all matters coming before the annual meeting.

The proxies will vote your shares: (1) as you specify on the back of this proxy card, (2) as the Board of Directors recommends where you do not specify your voting instructions on Proposals 1, 2, 3 and 4.

Continued and to be signed on reverse side